[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 14, 2020 by and between Enphase Energy, Inc., a Delaware corporation (the “Company”), and Linden Advisors LP (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, hereunder, a “Noteholder” and, collectively, the “Noteholders”).

RECITALS

WHEREAS, the Company previously issued $132.0 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2024 (the “Notes”);

WHEREAS, each Noteholder is the beneficial and record holder of the aggregate principal amount of the Notes (the “Exchanged Notes”) set forth in Exhibit A, which Exchanged Notes were issued pursuant to that certain Indenture, dated as of June 5, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”);

WHEREAS, the Company and the Undersigned (on behalf of the Noteholders) have agreed to enter into this Agreement pursuant to which: each Noteholder will exchange (the “Exchange”) its Exchanged Notes for (a) such number of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), and (b) cash in U.S. dollars (the “Exchange Payment”) as set forth in Exhibit A, which amounts will be calculated based on a one-day VWAP of the Common Stock on the date following the date of this Agreement,; and

WHEREAS, the transactions under this Agreement have been privately and separately negotiated and agreed to between the Company and the Undersigned (on behalf of the Noteholders); and the Exchange is being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Exchange and Purchase. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein), the Noteholder will assign, transfer and deliver to the

Company all of its right, title and interest in and to all of the Exchanged Notes set forth in Exhibit A free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, option, or other adverse claim thereto (a “Lien”), against issuance and delivery, or payment, to the Noteholder, which shall be in full satisfaction of all obligations of the Company under the Exchanged Notes, of (i) the number of shares of Common Stock (the “Exchanged Shares”), and (ii) the Exchange Payment, each as to be set forth in an updated Exhibit A as mutually agreed between the Company and the Undersigned by the end of the business day immediately following the date of this Agreement. The Exchange Payment will consist of $1,000 in cash for each $1,000 principal amount of Exchanged Notes, plus an amount equal to the value of any fractional shares as described below. The number of Exchanged Shares will be equal to (a) the number of shares of Common Stock deliverable to the Noteholders if the Exchanged Notes were converted based on a conversion ratio of 48.7781 per $1,000 principal amount of Exchanged Notes, minus (b) the number of shares of Common Stock derived by dividing the principal amount of the Exchanged Notes by the VWAP (defined below). Any fractional shares resulting from the calculation in the previous sentence will be paid in cash, based on such VWAP, and will be added to the Exchange Payment. For purposes of this paragraph, the “VWAP”
will equal the Composite VWAP of the Common Stock on Bloomberg (ENPH US <equity> AQR) from 9:30AM to 4:00PM EST on the day following the date of this Agreement.

2.    Closing and Closing Deliveries. The closing of the Exchange (the “Closing”) shall take place remotely at 10:00 a.m., New York time, on December 16, 2020 following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Section 6 below (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), unless another date, time or place is agreed to in writing by the parties hereto (the “Closing Date”).

3.    At the Closing:

(a)    the Company shall:

(i)    deliver the Exchange Shares, bearing an unrestricted CUSIP number, to the Noteholders’ custodians as identified in Exhibit B hereto, through the facilities of DTC free and clear of any Liens; and

(ii)    pay the Cash Payment to the Noteholders, by wire transfer of immediately available funds to such account or accounts as designated in Exhibit B.

(b)    the Noteholders shall:

(i)    effect by book entry, in accordance with the applicable procedures of The Depository Trust Company, the delivery to the Company (or its trustee or designee) of all of the Exchanged Notes and all other documents and instruments reasonably requested by the Company or the Trustee to effect the transfer of the Exchanged Notes to the Company and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens.

4.    Representations and Warranties of the Noteholder. The Undersigned, for itself and on behalf of each Noteholder, represents and warrants to the Company as follows:

(a)    Title to Exchanged Notes and Holding Period. Each Noteholder is the sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit A and for purposes of Rule 144(d) under the Securities Act, such Noteholder has either (i) held the Exchanged Notes for at least one (1) year, or will satisfy such holding period requirement as of the Closing, or (ii) acquired the Exchanged Notes from a person who was not and has not been in the ninety (90) days prior to the sale, an Affiliate of the Company (as defined herein) and, as a result of tacking the holding period of prior non-Affiliate purchasers, has held the Exchanged Notes for at least one (1) year, or will satisfy such holding period requirement at Closing. Each Noteholder has good, valid and marketable title to the Exchanged Notes set forth on Exhibit A free and clear of all Liens, and neither such Noteholder nor any Affiliate of such Noteholder owns or holds beneficially or of record any Notes (or any rights or interests of any nature whatsoever in or with respect to any Notes) other than Exchanged Notes set forth on Exhibit A. At the Closing, each Noteholder will convey to the Company good and marketable title to the Exchanged Notes free and clear of all Liens. Except for this Agreement, none of the Noteholders is party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Notes (or any rights or interests of any nature whatsoever in or with respect to any Notes) or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Notes and/or the Indentures.
(b)     Existence; Authority; Binding Effect . The Undersigned and each Noteholder is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Undersigned has full legal capacity, power and authority to execute and deliver this Agreement, and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by the Undersigned and each of the Noteholders of this Agreement and any other agreements or instruments executed or to be executed and delivered by the Undersigned or any of the Noteholders in connection herewith, and the consummation of the transactions contemplated hereby and thereby by the Undersigned and any of the Noteholders, have been duly and validly authorized and approved by the board of directors or other governing body of the Undersigned (for itself and in connection with the authority granted to the Undersigned by each Noteholder), and no other actions on the part of the Undersigned or any of the Noteholders (including any notices, filings or consents) are necessary in respect thereof. This Agreement has been duly executed and delivered by the Undersigned, and this Agreement is, and the other agreements and instruments executed hereunder by the Undersigned in connection herewith will be, a valid and binding obligation of the Undersigned and each of the Noteholders, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(c)    No Violation. None of the execution and delivery of this Agreement, or any other agreements or instruments executed and delivered by the Undersigned or the Noteholders in connection herewith, nor the performance of any obligations hereunder or thereunder by the Undersigned or the Noteholders, including the exchange of the Exchanged Notes pursuant to this Agreement, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or result in the creation of any Lien upon the Exchanged Notes held by the Noteholders under (i) the organizational documents of each such Noteholder, including any certificate of formation, limited partnership agreement or similar agreement; (ii) any law, regulation, order, writ, injunction or decree applicable to the Noteholders or by which any property or asset of the Noteholders is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which such Noteholders are a party or by which the Noteholders or any property or asset of the Noteholders are bound or affected.

(d)    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Undersigned or any of the Noteholders in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Undersigned or the Noteholders, or the performance of any obligations hereunder or thereunder by the Undersigned or the Noteholders, including the Exchange.

(e)    No Affiliate Status. Neither the Undersigned nor any of the Noteholders are, and have not been during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. The Noteholders did not acquire the Exchanged Note, directly or indirectly, from an Affiliate of the Company. The Noteholders and their Affiliates collectively beneficially own and will beneficially own as of the Closing Date (but without giving effect to the Exchange) (i) less than 5% of the outstanding Common Stock and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”). Immediately after the receipt by the Noteholders of the Exchanged Shares in the Exchange, the aggregate number of shares of Common Stock owned by the Noteholders and their Affiliates, together with the aggregate number of shares equal to the notional value of any “long” derivative transaction relating to such Common Stock to which the Noteholders or their Affiliate are a party (excluding derivative transactions relating to broad based indices), will not exceed 4.9% of the outstanding Common Stock. The Undersigned and the Noteholders are not a subsidiary, Affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”). To its knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the Undersigned or any of the Noteholders.

(f)    Qualified Institutional Buyer. Each Noteholder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, and a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act and is acquiring the Common Stock hereunder for investment for its own respective account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act.

(g)    Adequate Information; No Reliance. The Undersigned and each Noteholder acknowledges and agrees that (i) it has access to (including through the EDGAR system) and has reviewed the Company’s reports filed with the Securities and Exchange Commission, including the “risk factors” contained in such reports, and it has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (ii) it has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange and its investment in the Exchanged Shares, (iii) such Noteholder, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange and its investment in the Exchanged Shares, and that such Noteholder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and its investment in the Exchanged Shares and to make an informed investment decision with respect to such Exchange and investment in the Exchanged Shares, and that such Noteholder is capable of sustaining any loss resulting therefrom without material injury, (iv) it understands that no federal or state agency has passed upon the merits or risks of an investment in the Common Stock or made any finding or determination concerning the fairness or advisability of its investment in the Exchanged Shares or the Exchange, and none of the Company or its representatives or Affiliates is acting as a fiduciary or financial or investment advisor to such Noteholder, (v) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for the representations and warranties made by the Company in this Agreement, (vi) no statement or written material contrary to this Agreement has been made or given to such Noteholder by or on behalf of the Company and (vii) such Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Exchanged Shares and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

The Undersigned and each Noteholder also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of the Undersigned’s and each Noteholder’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by the Undersigned and each Noteholder, in this transaction, and that the Company would not enter into this transaction but for this inducement.
The Undersigned agrees that it shall and it shall cause each Noteholder to, upon request, execute and deliver any additional documents reasonably deemed by the Company, the Trustee or the transfer agent for the Common Stock to be necessary or desirable to complete the Exchange.

(h)    Tax Consequences of the Exchange. The Undersigned and each Noteholder understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Undersigned and each Noteholder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances. On or prior to the Closing, the Undersigned, on behalf of each Noteholder, shall deliver to the Company completed IRS Forms W-9 or W-8, as applicable, with regards to each such Noteholder. The Undersigned and Noteholder acknowledges that it has not relied on and will not rely on the Company with respect to any tax consequences related to the Exchange. The Undersigned and each Noteholder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with its beneficial ownership of the Exchanged Notes, the Exchanged Shares or the Exchange.

(i)    Proceedings. Neither the Undersigned nor any of the Noteholders know of any proceedings relating to the Exchanged Notes or the Exchange that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect the completion of the Exchange.

(j)    Full Satisfaction of Obligations. The Undersigned and each Noteholder acknowledges that upon the issuance of the Exchanged Shares and the payment of the Cash Payment, the obligations of the Company to the Undersigned and the Noteholders under the Exchanged Notes shall have been satisfied in full.

(k)     No Broker’s Fees. The Undersigned and the Noteholders have not incurred nor become liable for any broker’s commissions or finder’s fee relating to the transactions contemplated by this Agreement.

5.    Representations and Warranties of the Company. The Company represents and warrants to the Undersigned and each of the Noteholders as follows:

(a)     Existence; Authority; Binding Effect . The Company is (i) duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing as that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The execution and delivery of this Agreement and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, by the Company, including the issuance and delivery of the Exchanged Shares to the Noteholder pursuant to this Agreement, have been duly and validly authorized and approved by all necessary corporate actions of the Company and no other actions on the part of the Company are necessary in respect thereof other than those that will be taken prior to the Closing. This Agreement is, and each agreement and instrument executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.
(b)    No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by the Company in connection herewith, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under (i) the certificate of incorporation, bylaws or similar organizational documents of the Company; (ii) any law, regulation, order, writ, injunction or decree applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, except, in the case of clause (ii) or (iii) above, for any such conflict, violation or default that would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(c)    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, including the Exchange, other than those that will be obtained prior to Closing and other than such filings or notices that will be made by the Company in accordance with applicable deadline requirements.

(d)    Valid Issuance of the Common Stock. The Exchanged Shares (i) have been duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchanged Notes, will be validly issued, fully paid and non-assessable, (ii) will not, at the Closing, be subject to any preemptive, participation, rights of first refusal or other similar rights, (iii) assuming the accuracy of the Noteholder’s representations and warranties hereunder, will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (iv) will be issued without any legends that restrict the transfer of such Exchange Shares under the U.S. federal securities laws. Upon delivery of such Exchange Shares to the Noteholders pursuant to this Agreement, such Exchange Shares shall be free and clear of all Liens created by the Company.

(e)     No Broker’s Fees . The Company has not incurred nor become liable for any broker’s commissions or finder’s fee relating to the transactions contemplated by this Agreement.

6.    Conditions to Closing. The obligation of each party to effect the Exchange, and to execute and deliver documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)    the representations and warranties of the Noteholders contained in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Closing, with the same force and effect as though made on and as of such date; and

(b)    the representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Closing, with the same force and effect as though made on and as of such date.

7.    Miscellaneous.

(a)    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

(b)    Amendments and Waivers. Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of each party hereto.

(c)    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

(d)    Costs and Expenses. The Noteholders and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

(e)    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to any choice of law rules (whether of the State of New York or any other jurisdictions) to the extent such rules would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by email shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

(g)    Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

DocuSign Envelope ID: 5F2069CD-FADD-47AA-8795-824C667D6A12

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ENPHASE ENERGY, INC.

By: /S/ Eric Branderiz
Eric Branderiz
Name:
Chief Financial Officer
Title:

Signature Page to Exchange Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

"Undersigned"
LINDEN ADVISORS LP

By: Linden Advisors LP, in its capacities described
in the first paragraph hereof

By: /S/ Saul Ahn
Saul Ahn
Name:
General Counsel / Authorized signatory
Title:

Signature Page to Exchange Agreement

EXHIBIT A

[*]

EXHIBIT B

[*]

EXCHANGE AGREEMENT
EXHIBIT A-1

[*]

EXHIBIT A-2

[*]

EXHIBIT A-3

[*]

EXHIBIT A-4

[*]

EXHIBIT B-1

[*]

EXHIBIT B-2

[*]

EXHIBIT B-3

[*]

EXHIBIT B-4

[*]